UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

SEPTEMBER 12, 2005

INTERACTIVE BRAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 SW 10th Street
Deerfield Beach, Florida 33443
(Address of principal executive offices including zip code)

(954) 363-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment of Jeffrey A. Yesner Chief Financial Officer

Interactive Brand Development, Inc. (the “Company”) announced on September 15, 2005 the hiring of Jeffrey A. Yesner, 34, as its Chief Financial Officer, effective September 12, 2005. The material terms of Mr. Yesner’s employment with the Company are as follows:

Mr. Yesner’s employment is effective September 12, 2005, and is as an ‘at will’ employee with an initial base salary of $115,000. Mr. Yesner will be eligible to participate in the Company’s standard benefit package effective 90 days after his start date. Mr. Yesner was not granted any shares of the Company’s common stock nor any options or warrants as part of his compensation.

Mr. Yesner assumes the position of CFO from Steve Markley, who will continue to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors.

The information contained in the press release dated September 15, 2005, in connection with the foregoing announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

99.1

Press Release dated September 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

INTERACTIVE BRAND DEVELOPMENT, INC.

By:	/s/ STEVE MARKLEY
Steve Markley
Chief Executive Officer

Date: September 16, 2005

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press Release dated September 15, 2005